UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2012

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, in recognition of Dr. Anh Chuong Tran’s desire to focus his efforts on the technological aspects of the business of SemiLEDs Corporation (the “Company”), the Board of Directors appointed him to the position of Chief Scientist, and accepted his resignation as a director, President, Chief Operating Officer and Secretary of the Company. The Board of Directors also reduced the number of directors constituting the whole Board of Directors to four and appointed Trung T. Doan, currently Chairman of the Board and Chief Executive Officer, to the additional position of President.  Other than the changes in their titles, the employment arrangements between the Company and each of Dr. Tran and Mr. Doan were not affected and their compensation remains as described in the Company’s proxy statement for its 2012 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012

SemiLEDs Corporation

	By:	/s/ Trung T. Doan
	Name:	Trung T. Doan
	Title:	Chairman and Chief Executive Officer